SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                 SCHEDULE 14D-1/A
                             TENDER OFFER STATEMENT
       PURSUANT TO SECTION 14(D)(1) OF THE SECURITIES EXCHANGE ACT OF 1934

                        SIERRA PACIFIC DEVELOPMENT FUND,
                        A California Limited Partnership
                            (Name of Subject Company)
                                  -------------

                                 JOHN N. GALARDI
                                    (Bidder)
                                  -------------

                           LIMITED PARTNERSHIP UNITS
                         (Title of Class of Securities)
                                  -------------

                                      N/A
                      (CUSIP Number of Class of Securities)
                                  -------------

                               ------------------
                                ----------------

                                 HOWARD F. HART
                            HUGHES HUBBARD & REED LLP
                       350 SOUTH GRAND AVENUE, 36TH FLOOR
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 613-2800

       (Name, Address and Telephone Number of Person Authorized to Receive
                 Notices and Communications on Behalf of Bidder)

                                October 27, 1997
     (Date Tender Offer First Published, Sent or Given to Security Holders)


Calculation of Filing Fee
--------------------------------------------------------------------------------
           Transaction Valuation*                Amount of Filing Fee
--------------------------------------------------------------------------------
                  $550,000                              $110.00
--------------------------------------------------------------------------------

* Determined pursuant to Rule 0-11(b)(1). Assumes the purchase of 20,000 Units at $27.50 per Unit.

[X] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


Amount Previously Paid:       $110.00
Form or Registration No:      Schedule 13e-3 and Amendment No. 1 thereto
Filing Party:                 John N. Galardi
Date Filed:                   October 17, 1997, October 27, 1997


                     SCHEDULE 14D-1 TENDER OFFER STATEMENT

ITEM 1.   SECURITY AND SUBJECT COMPANY.

     (a) The name of the issuer is Sierra Pacific Development Fund, a California limited partnership (the "Company"), and the address of its principal executive offices is 5850 San Felipe, Suite 500, Houston, Texas 77057.

     (b) This Schedule relates to the offer by John N. Galardi (the "Bidder") to purchase any and all of the Company's outstanding Limited Partnership Units (the "Units"), at $27.50 per Unit, net to the seller in cash, all upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 27, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), copies of which are attached hereto as Exhibits (d)(1) and (d)(2), respectively. As of September 30, 1997, the Company had issued and outstanding 29,354 Units and there were approximately 2,177 holders of record of the Units.

     (c) The information set forth on the cover page and under "Introduction" and "Special Factors - Price Range of Shares; Distributions; Trading Volume" in
Section 9 of the Offer to Purchase is incorporated herein by reference.

ITEM 2.   IDENTITY AND BACKGROUND.

     (a) - (g) The information set forth under "Special Factors - Certain Information Regarding the Offeror" in Section 10 of the Offer to Purchase is incorporated herein by reference.

ITEM 3.   PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS WITH THE SUBJECT COMPANY.

     (a) - (b) The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference

ITEM 4.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     (a) The information set forth under "Special Factors - Source and Amount of Funds" in Section 11 of the Offer to Purchase is incorporated herein by reference.

     (b) Not applicable.

     (c) Not applicable.

ITEM 5.   PURPOSE OF THE TENDER OFFER AND PLANS OR PROPOSALS OF THE BIDDER.

     (a) - (g) The information set forth under "Special Factors - Purpose of the Offer" in Section 1 of the Offer to Purchase is incorporated herein by reference.

ITEM 6.   INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

     (a) - (b) The information set forth under "Special Factors - Interest in Units" in Section 13 of the Offer to Purchase is incorporated herein by reference.

ITEM 7. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO THE SUBJECT COMPANY'S SECURITIES.

     The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference.

ITEM 8.   PERSONS RETAINED, EMPLOYED OR TO BE COMPENSATED.

     The information set forth under "Introduction" and "Special Factors - Persons Retained; Fees and Expenses" in Section 15 of the Offer to Purchase is incorporated herein by reference.

ITEM 9.   FINANCIAL STATEMENTS OF CERTAIN BIDDERS.

     Not applicable.

ITEM 10.  ADDITIONAL INFORMATION.

     (a) The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference.

     (b) The information set forth under "Special Factors - Fairness of the Transaction; Reports, Opinions, Appraisals and Certain Negotiations; No Approvals Required; No Appraisal Rights" in Section 3 of the Offer to Purchase is incorporated herein by reference.

     (c) Not applicable.

     (d) Not applicable.

     (e) Not applicable.

ITEM 11.  MATERIAL TO BE FILED AS EXHIBITS.

     (a)(1) Form of Offer to Purchase, dated October 27, 1997.

     (a)(2) Form of Letter of Transmittal with Substitute Form W-9.

     (a)(3) Instructions for the Requester of Form W-9.

     (b)    Not applicable.

     (c)    Not applicable.

     (d)    Not applicable.

     (e)    Not applicable.

     (f)    Not applicable.

                                   SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                        JOHN N. GALARDI


                                        By:   /s/ JOHN N. GALARDI
                                            -----------------------------------
                                            Name: John N. Galardi



Dated: November 20, 1997

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
(a)(1)    Form of Offer to Purchase, dated October 27, 1997.

(a)(1)(i) Supplement, dated November 17, 1997, to Form of Offer to Purchase dated October 27, 1997.

(a)(2)    Form of Letter of Transmittal with Substitute Form W-9.

(a)(3)    Instructions for the Requester of Form W-9.


                         SIERRA PACIFIC DEVELOPMENT FUND

                       SUPPLEMENT DATED NOVEMBER 17, 1997

                                       TO

                           OFFER TO PURCHASE FOR CASH
                      ANY AND ALL LIMITED PARTNERSHIP UNITS
                             AT $27.50 NET PER UNIT
                                       BY
                                 JOHN N. GALARDI


     The following information is intended to supplement the information set forth in the Offer to Purchase dated October 27, 1997. In determining whether to tender Units pursuant to the Offer to Purchase or to withdraw any Units previously tendered, Limited Partners should carefully consider the following information:

     1. The Offeror is the owner of 50% of the outstanding stock of the corporation which owns 100% of the outstanding stock of the general partner of the Partnership. Accordingly, the Offeror is an affiliate of the Partnership.

     2. The Offeror is making the Offer because he believes that the purchase of Units at this time pursuant to the Offer is economically attractive to him. His desire to purchase Units at a price he deems attractive may be deemed to conflict with the desire of Limited Partners to realize a higher value for their Units. Accordingly, the interests of the Offeror, an affiliate of the Partnership, may be deemed to be in conflict with the interests of the Limited Partners. However, neither the Offeror nor the Partnership is making any recommendation to Limited Partners to tender Units or any representation to Limited Partners with respect to the adequacy or fairness of the price of $27.50 per Unit.

     3. The amount of $27.50 per Unit is lower than the Limited Partners' equity per Unit of $55.97 reported in the Partnership's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1997 and lower than secondary market prices paid for Units during the last four months of 1996, as disclosed in Section 9 of the Offer to Purchase.

     4. The Limited Partners' equity in the Partnership of $55.97 per Unit is based on book value and not on a currently realizable value for the Partnership's property. The Offeror has not had an appraisal of the property performed, has no knowledge of any current appraisals and has not formed any conclusion as to the current net realizable value of the property. The Offeror does, however, believe that the price of $27.50 per Unit represents an attractive investment to him compared to the value he expects the Units to have in the future.

     5. The price of $27.50 per Unit was determined by the Offeror as the price which he believed represented an attractive price for him economically. In determining this price, he considered the following factors:

            (a) the current offer to purchase Units at $21.00 per Unit by KM Investments, LLC;

            (b)  that there is not a liquid market for the Units;

            (c) that the Offeror may have to hold the Units for a lengthy period of time;

            (d) that the Partnership is not currently making any distributions and there is no assurance that the Partnership will resume making any distributions;

            (e) that the publicly reported prices for sales of the Units has been declining; and

            (f) the Offeror's personal expectations that the value of the Partnership's property will increase in the future.

               The Offeror did not obtain any appraisals or valuations in connection with his determination of the Purchase Price.

     6. Certain historical financial information regarding the Partnership and certain information regarding its property is set forth on Schedules A and B hereto. This information has been derived from publicly available reports of the Partnership filed with the Securities and Exchange Commission.

     7. The scheduled termination date for the Partnership is December 31, 2030, although it was initially expected to terminate upon the sale of all of its properties, and those sales were expected to commence after approximately five years. The Offeror understands that the General Partner, however, has elected not to sell the remaining property at this time because it does not believe that the value it could obtain for the property at this time is attractive and has not determined when it may do so. Limited Partners have the right under the Partnership's partnership agreement to remove the General Partner by a majority vote.

     8.   The  Offer  will have no effect  on the  compensation  of the  General
          Partner.

     9. The Offeror has not considered any transaction other than the Offer with respect to any purchase of the Partnership or its assets.

     10. The Partnership is not currently making any cash distributions because it does not have any cash available for distribution in excess of its operating requirements. Neither the Offeror nor any other person is obligated to contribute funds to the Partnership to enable it to make distributions.

     11. The Offeror will be obligated to purchase any Units validly tendered and not withdrawn if the conditions set forth in Item 8 of the Offer to Purchase are satisfied as of the Expiration Date of the Offer, as it may be extended. The standard which will be employed by the Offeror in determining whether the conditions are satisfied or shall be waived in his reasonable judgment.

     If you wish to tender Units, please complete, sign and return the Letter of Transmittal.

                                   SCHEDULE A
                                   ----------

                    SUMMARY OF CERTAIN FINANCIAL INFORMATION

         The following sets forth certain summarized financial information for the Partnership. This information should be read in conjunction with the Partnership's annual, quarterly reports and other filed with the Securities and Exchange Commission.

OPERATING DATA:

                                               For the Year Ended December 31,
                                    --------------------------------------------------------
                                             1996          1995           1994
                                          -----------   -----------    ----------

Revenues                                 $   755,644    $   552,529    $  449,965

Net income (loss)                           (301,960)      (312,723)     (291,395)

General partners' share of net
income                                             0              0             0

Limited partners' share of net
income (loss) per Unit                        (10.29)        (10.65)        (9.93)

Net income (loss)                                .45          (1.09)        (3.34)

Cash distributions                                 0              0             0




BALANCE SHEET DATA:

                                                          As of December 31,
                                    --------------------------------------------------------

                                                         1996           1995
                                                     -----------    -----------

Cash and cash equivalents                            $   55,629     $  787,265

Total assets                                          3,709,875      4,554,858


                                   SCHEDULE B
                                   ----------

                                  THE PROPERTY

DESCRIPTION OF THE PROPERTY
---------------------------

The Partnership owns, in fee simple, a 81.13% interest in Sierra Creekside, a commercial office building located in San Ramon, California. The building consists of 47,800 rentable square feet and was 99% occupied at December 31, 1996. The average effective annual rent per square foot at December 31, 1996 was $16.45.

The Property is encumbered by a mortgage lien in favor of Home Federal Savings of San Francisco with a principal balance of $1,802,820 at December 31, 1996. The mortgage bears interest at 3.5% above the 11th District Cost of Funds Index with a minimum of 9% and a maximum of 14% (9% at December 31, 1996). The loan term has a term of 120 months with a maturity date of July 1, 2005. Payments are amortized over a 240 month period with a remaining principal balance of $1,325,058 due at maturity assuming no payment has been made on principal in advance of its due date. The note is subject to prepayment penalties of 1% to 3% if more than 20% of the outstanding balance is prepaid during the first four calendar years of the loan.

The real estate tax obligation for 1996 was approximately 2% of the assessed value, or $47,529.

SUMMARY OF SIGNIFICANT TENANTS/LEASES
-------------------------------------

Four of the Property's 16 tenants occupy ten percent or more of rentable space. The principal businesses of these significant tenants are banking, mortgage administration, insurance and billing/collections services. Details of the leases are as follow:

                                             PERCENT OF      EFFECTIVE      EFFECTIVE     PERCENT OF
                             SQUARE FEET      RENTABLE       RENT PER       RENT PER         GROSS           EXPIRATION
       TENANT                 OCCUPIED       SQUARE FEET    SQUARE FOOT       ANNUM       ANNUAL RENT         OF LEASE
       ------                 --------       -----------    -----------       -----       -----------        ----------

American Savings                                                                                             October
Bank                            5,526            12%          18.89        $ 104,360         13%             2001

California                                                                                                   February
Bancshares, Inc                 8,588            18%          15.04          129,141         17%             2000

State Farm Mutual               5,071            11%          14.98           75,964         10%             September
                                                                                                             2000

Pen-Cal                                                                                                      January
Administrators                  7,331            15%          16.69          122,355         16%             2000

Tenants Occupying
less than 10% sq ft            20,735            43%          16.67          345,590         44%             Various

Total Rented Space             47,251            99%        $ 16.45        $ 777,410         100%


The California Bancshares, Inc. lease is renewable for an additional three year period upon expiration in February 2000.

SUMMARY OF LEASES BY EXPIRATION
-------------------------------

One of the 16 tenants is on a month to month lease; the other fifteen are on leases scheduled to expire over the next five years as indicated in the table below.

Year of       |     1997     |        1998    |     1999      |      2000    |       2001    |    Totals
expiration    |              |                |               |              |               |
-------------------------------------------------------------------------------------------------------------
Number of     |        3     |          4     |         3     |         3    |          2    |        15
tenants       |              |                |               |              |               |
-------------------------------------------------------------------------------------------------------------
Percent of    |      19%     |         25%    |        19%    |        19%   |         12%   |        94%
total         |              |                |               |              |               |
tenants       |              |                |               |              |               |
-------------------------------------------------------------------------------------------------------------
Total area    |    3,644     |       5,737    |      4,616    |     20,990   |      10,006   |     44,993
(sq. ft.)     |              |                |               |              |               |
-------------------------------------------------------------------------------------------------------------
Annual        |  $54,699     |     $85,452    |    $76,907    |   $327,460   |    $180,054   |   $724,572
rent          |              |                |               |              |               |
-------------------------------------------------------------------------------------------------------------
Percent       |       7%     |         11%    |        10%    |        42%   |         23%   |        93%
gross         |              |                |               |              |               |
annual rent   |              |                |               |              |               |


                             LETTER OF TRANSMITTAL

                      TO PURCHASE LIMITED PARTNERSHIP UNITS
                                       OF

                        SIERRA PACIFIC DEVELOPMENT FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                             DATED OCTOBER 27, 1997
                               OF JOHN N. GALARDI

-------------------------------------------------------------------------------
|           DESCRIPTION OF LIMITED PARTNERSHIP UNITS ("UNITS") TENDERED        |
|                                                                              |
| NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)      UNITS TENDERED          |
|                                                                              |
|                                                __________________________*   |
|                                                                              |
|                                                * Unless otherwise indicated, |
|                                                it will be  assumed  that all |
|                                                Units held by the  registered |
|                                                holder  are  being  tendered. |
|                                                See Instruction 3.            |
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
|       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., PACIFIC      |
|       TIME, ON MONDAY, DECEMBER 1, 1997, UNLESS THE OFFER IS EXTENDED.       |
--------------------------------------------------------------------------------
             To: Sierra Pacific Development Fund (the "Partnership")

           BY MAIL:                   BY FACSIMILE TRANSMISSION:      BY HAND OR OVERNIGHT COURIER:

John N. Galardi                       Facsimile:  (213) 613-2950    John N. Galardi
P.O. Box 712309                       Telephone:  (213) 613-2823    c/o HH&R, LLP
Los Angeles, California  90071-7309   Attention:  Howard M. Appel   350 South Grand Ave., 36th Floor
                                                                    Los Angeles, California, 90071-3442

                              CONFIRM BY TELEPHONE:
                                 (213) 613-2823

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE LETTER OF TRANSMITTAL IS COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to John N. Galardi, an individual (the "Bidder"), the above-described Limited Partnership Units (the "Units") for Sierra Pacific Development Fund (the "Partnership") pursuant to the Bidder's offer to purchase at a price per Unit of $27.50, net to the seller in cash, on the terms and subject to the conditions set forth in the Offer to Purchase, dated October 27, 1997 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

     Subject to, and effective upon, acceptance for payment of and payment for the Units tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Bidder all right, title and interest in and to all the Units that are being tendered hereby (and any and all other Units or other securities issued or issuable in respect thereof on or after October 27, 1997 (collectively, "Distributions")) and constitutes and appoints the Partnership the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units and all Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer ownership of such Units and all Distributions to or upon the order of the Bidder, (b) present such Units and all Distributions for registration and transfer on the books of the Partnership and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Units and all Distributions, all in accordance with the terms of the Offer.

     The undersigned hereby represents and warrants that the undersigned (i) has received and reviewed the Offer to Purchase and (ii) has full power and authority to tender, sell, assign and transfer the Units tendered hereby and all Distributions and that, when and to the extent the same are accepted for payment by the Bidder, the Bidder will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Partnership or the Bidder to be necessary or desirable to complete the sale, assignment and transfer of the Units tendered hereby and all Distributions.

     The undersigned (i) has been advised that the Bidder is the owner of 50% of the outstanding capital and voting stock and a director of CGS Real Estate Company, Inc., of which S-P Properties, Inc., the General Partner of the Partnership, is a wholly-owned subsidiary, and that the General Partner of the Partnership makes no recommendation as to whether or not the undersigned should tender his or her Units in the Offer and (ii) has made his or her own decision to tender the Units.

     The undersigned understands that, notwithstanding any other provisions of the Offer and subject to the applicable rules of the Securities and Exchange Commission, the Bidder will not be required to accept for payment or pay for any

Units tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of or payment for Units tendered, if at any time on or after October 27, 1997, and before acceptance for payment of or payment for any such Units, any of the following events shall have occurred (or shall have been determined by the Bidder in its sole judgment to have occurred) regardless of the circumstances giving rise thereto (including any action or omission to act by the Bidder):

          (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that (i) challenges or seeks to challenge the acquisition of Units pursuant to the Offer or otherwise in any manner relates to or affects the Offer or
     (ii) in the sole judgment of the Bidder, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership or materially impair the contemplated benefits of the Offer to the Bidder;

          (b) there shall have been any action threatened, pending or taken, or approval withheld, withdrawn or abrogated or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Partnership, by any legislative body, court, authority, agency or tribunal which, in the Bidder's sole judgment, would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Units illegal or otherwise restrict or prohibit consummation of the Offer, (ii) delay or restrict the ability of the Bidder, or render the Bidder unable, to accept for payment or pay for some or all of the Units,
     (iii) imposes or seeks to impose limitations on the ability of the Bidder to acquire or hold or to exercise full rights of ownership of the Units,
     (iv) materially impair the contemplated benefits of the Offer to the Bidder or (v) materially affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership;

          (c) it shall have been publicly disclosed or the Bidder shall have learned that any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Units;

          (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) any significant decline in the general level of market prices of equity securities in the United States or abroad, (iii) any change in the general political, market, economic or financial condition in the United States or abroad that could have a material adverse effect on the Partnership's business, condition (financial or other), income, operations or prospects, (iv) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event which, in the

     Bidder's sole judgment, might affect, the extension of credit by lending institutions in the United States, (v) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the Bidder's sole judgment, a material acceleration or worsening thereof;

          (e) a tender or exchange offer with respect to some or all of the Units (other than the Offer) or a merger, acquisition or other business combination proposal for the Partnership, shall have been proposed, announced or made;

          (f) there shall have occurred any event or events that have resulted, or may in the sole judgment of the Bidder result, in an actual or threatened change in the business, condition (financial or other), income, operations, stock ownership or prospects of the Partnership; or materially impair the contemplated benefits of the Offer;

          (g) there shall have occurred any decline in the S&P Composite 500 Stock Index by an amount in excess of 15% measured from the close of business on October 24, 1997; or

          (h)  the  Offeror   shall  not  have  received  the  approval  of  the
     Partnership to the assignment to the Offeror of the Units tendered pursuant to the Offer;

     and, in the sole judgment of the Bidder, such event or events make it undesirable or inadvisable to proceed with the Offer or with such acceptance for payment or payment. Any of the foregoing conditions may be waived by the Bidder, in whole or in part, at any time and from time to time in its sole discretion. The failure by the Bidder at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Bidder concerning the events described above will be final and binding on all parties.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

     The undersigned understands that tenders of Units pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation and warranty that (i) the undersigned has a net long position in the Units being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the tender of such Units complies with Rule 14e-4. The Bidder's acceptance for payment of Units tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Bidder upon the terms and subject to the conditions of the Offer.

     Unless otherwise indicated under "Special Payment Instructions," please issue the check for the Purchase Price of any Units purchased in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the Purchase Price of any Units purchased to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the Purchase Price of any Units purchased and mail said check to the person(s) so indicated. The undersigned recognizes that the Bidder has no obligation, pursuant to the "Special Payment Instructions," to transfer any Units from the name of the registered holder(s) thereof if the Bidder does not accept for payment any of the Units so tendered.

--------------------------------------------------------------------------------
|                                                                              |
|                                   SIGN HERE                                  |
|                  (PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW)                 |
|                                                                              |
|                                                                              |
|  --------------------------------------------------------------------------  |
|                             Signature(s) of Owner                            |
|                                                                              |
|  --------------------------------------------------------------------------  |
|                             Signature(s) of Owner                            |
|                                                                              |
|  --------------------------------------------------------------------------  |
|                              Signature Guarantee                             |
|                                                                              |
|  --------------------------------------------------------------------------  |
|                              Signature Guarantee                             |
|                                                                              |
|------------------------------------------------------------------------------|
|                                (Please Print)                                |
|                                                                              |
|Capacity (full title)                                                         |
|                    ----------------------------------------------------------|
| Address                                                                      |
|        ----------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                                                                              |
|------------------------------------------------------------------------------|
|                              (Include Zip Code)                              |
|                                                                              |
|Area Code and Telephone No.                                                   |
|                           ---------------------------------------------------|
|                                                                              |
|Must be signed by registered holder(s) exactly as name(s) appear(s) under| |registration above. If signature is by a trustee, executor, administrator,| |guardian, attorney-in-fact, officer of a corporation or other person acting in| |a fiduciary or representative capacity, please set forth full title and see |
|Instruction 4.)                                                               |
--------------------------------------------------------------------------------

 -----------------------------------       -----------------------------------
|   SPECIAL PAYMENT INSTRUCTIONS    |     |   SPECIAL DELIVERY INSTRUCTIONS   |
|   (SEE INSTRUCTIONS 4, 5 AND 6)   |     |    SEE INSTRUCTIONS 4, 5 AND 6)   |
|                                   |     |                                   |
|                                   |     |                                   |
| To be completed ONLY if the| | To be completed ONLY if the| |check for the Purchase Price of| |check for the Purchase Price of|
|Units purchased is to be issued in| |Units purchased is to be mailed to| |the name of someone other than the| |someone other than the undersigned|
|undersigned.                       |     |or to the undersigned at an address|
|                                   |     |other than that shown below the    |
|                                   |     |undersigned'd signature(s).        |
|                                   |     |                                   |
|Issue check to:                    |     |                                   |
|                                   |     |                                   |
|Name_______________________________|     |Mail check to:                     |
|                                   |     |                                   |
|    _______________________________|     |Name_______________________________|
|           (Please Print)          |     |                                   |
|                                   |     |    _______________________________|
|Address____________________________|     |             (Please Print)        |
|                                   |     |                                   |
|    _______________________________|     |Address____________________________|
|          (Include Zip Code)       |     |                                   |
|                                   |     |       ____________________________|
|    _______________________________|     |            (Include Zip Code)     |
|      (Taxpayer Identification or  |     |                                   |
|          Social Security No.)     |     |                                   |
 -----------------------------------       -----------------------------------

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. DELIVERY OF LETTER OF TRANSMITTAL AND UNITS. A properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Partnership at its addresses set forth on the front page of this Letter of Transmittal on or prior to the Expiration Date (as defined in the Offer to Purchase).

     THE METHOD OF DELIVERY OF UNITS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER.

     No alternative, conditional or contingent tenders will be accepted. By executing this Letter of Transmittal (or a facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Units.

     2. INADEQUATE SPACE. If the space provided herein is inadequate, the number of Units should be listed on a separate schedule attached hereto.

     3. PARTIAL TENDERS. If fewer than all the Units held by the registered holder are to be tendered, fill in the number of Units that are to be tendered in the box entitled "Number of Units Tendered." All Units held by a registered holder will be deemed to have been tendered unless otherwise indicted.

     4. SIGNATURES ON LETTER OF TRANSMITTAL. If this Letter of Transmittal is signed by the registered holder(s) of the Units hereby, the signature(s) must correspond with the holder's registration.

     If any of the Units hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

     If any of the Units tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

     If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Bidder of the authority of such person so to act must be submitted.

     5. STOCK TRANSFER TAXES. Except as set forth in this Instruction 5, the Bidder will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Units to it or its order pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or Units not tendered or not purchased are to be registered in the name of, any person other than the registered holder(s), or if tendered Units are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the check for the Purchase Price of any Units purchased is to be issued in the name of, and /or any Units not tendered or not purchased are to be returned to, a person other than the person(s) signing this Letter of Transmittal or if the check is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to an address other than that shown below the signature of the person(s) signing this Letter of Transmittal, then the boxes captioned "Special Payment Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should be completed.

     7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance should be directed to the Bidder at the telephone number and address provided in the Offer to Purchase. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials should also be directed to the Bidder and such copies will be furnished promptly at the Bidder's expense.

     8. IRREGULARITIES. All questions as to the Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of Units will be determined by the Bidder, in its sole discretion, and its determination shall be final and binding. The Bidder reserves the absolute right to reject any or all tenders of Units that it determines are not in proper form or the acceptance for payment of or payment for Units that may, in the opinion of the Bidder's counsel, be unlawful. The Bidder also reserves the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of Units and the Bidder's interpretation of the terms and conditions of the Offer (including these instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Bidder shall determine. None of the Bidder, the Partnership or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

     9. IMPORTANT TAX INFORMATION

     Under federal income tax law, a stockholder whose tendered Units are accepted for payment is required to provide the Partnership (as payer) with either such stockholder's correct TIN on Substitute Form W-9 below or in the case of certain foreign stockholders, a properly completed Form W-8. If such stockholder is an individual, the TIN is his or her social security number. For businesses and other entities, the number is the employer identification number. If the Partnership is not provided with the correct TIN or properly completed Form W-8, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to Units purchased pursuant to the Offer may be subject to backup withholding. The Form W-8 can be obtained from the Partnership. See the enclosed Instructions for the Requester of Form W-9 for additional instructions.

     If federal income tax backup withholding applies, the Partnership is required to withhold 31% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to federal income tax backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

     PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

     To avoid backup withholding on payments that are made to a stockholder with respect to Units purchased pursuant to the Offer, the stockholder is required to notify the Partnership of his or her correct TIN by completing the Substitute Form W-9 attached hereto certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the stockholder has not been notified by the Internal Revenue Service that he or she is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the stockholder that he or she is no longer subject to federal income tax backup withholding. Foreign stockholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; PROVIDED, HOWEVER, that backup withholding will not apply to foreign stockholders subject to 30% (or lower treaty rate) withholding on gross payments received pursuant to the Offer.

     WHAT NUMBER TO GIVE THE PARTNERSHIP

     The stockholder is required to give the Partnership the social security number or employer identification number of the registered owner of the Units. If the Units are in more than one name or are not in the name of the actual owner, consult the enclosed Instructions for the Requester of Form W-9 for additional guidance on which number to report.

     10. IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE PARTNERSHIP ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

 ------------------------------------------------------------------------------
|SUBSTITUTE               |PART 1-PLEASE PROVIDE     |TIN______________________|
|                         |YOUR TIN IN THE BOX AT    |   SOCIAL SECURITY NUMBER|
|FORM W-9                 |RIGHT AND CERTIFY BY      |        OR EMPLOYER      |
|                         |SIGNING AND DATING        |   IDENTIFICATION NUMBER |
|                         |BELOW.                    |                         |
|                         |--------------------------|-------------------------|
|DEPARTMENT OF THE        |NAME (PLEASE PRINT)       |        PART 2           |
|TREASURY                 |                          |                         |
|INTERNAL REVENUE SERVICE |                          |                         |
|                         |--------------------------|                         |
|                         |ADDRESS                   |        Awaiting         |
|PAYER'S REQUEST FOR      |                          |          TIN _          |
|TAXPAYER                 |--------------------------|             |_|         |
|IDENTIFICATION NUMBER    |CITY     STATE    ZIP CODE|                         |
|(TIN) and CERTIFICATION  |                          |                         |
|                         |                          |                         |
|                         |----------------------------------------------------|
|                         | Part  3--CERTIFICATION-UNDER   THE   PENALTIES  OF |
|                         | PERJURY, I CERTIFY  THAT (1) the  number  shown on |
|                         | this form is my  correct  taxpayer  identification |
|                         | number (or a TIN has not been  issued  to me but I |
|                         | have mailed or delivered an application to receive |
|                         | a TIN or intend to do so in the near future),(2) I |
|                         | am not subject to backup withholding either because|
|                         | I have not been  notified by the  Internal Revenue |
|                         | Service  (the  "IRS")  that I am subject to backup |
|                         | withholding as a result of a failure to report all |
|                         | interest or dividends  or the IRS has  notified me |
|                         | that I am no longer subject to backup  withholding |
|                         | and (3) all other information provided on this     |
|                         | form is true, correct and complete.                |
|                         |                                                    |
|                         | SIGNATURE_________________________________________ |
|                         | DATE_______________  You must  cross  out item (2) |
|                         | above if you  have  been notified  by the IRS that |
|                         | your are  currently subject to backup  withholding |
|                         | because of underreporting interest or dividends on |
|                         | your tax return.                                   |
 ------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED INSTRUCTIONS FOR THE REQUESTER OF FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9.

 ------------------------------------------------------------------------------
|            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER            |
|                                                                              |
| I certify under penalties of perjury that a taxpayer identification number| | has not been issued to me and either (1) I have mailed or delivered an| | application to receive a taxpayer identification number to the appropriate| | Internal Revenue Service Center or Social Security Administration Office or| | (2) I intend to mail or deliver an application in the near future. I| | understand that if I do not provide a taxpayer identification number by the| | time of payment, 31% of all payments of the Purchase Price made to me|
| thereafter will be withheld until I provide a number.                        |
|                                                                              |
|Signature____________________________________   Date:___________________, 1997|
 ------------------------------------------------------------------------------